                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Filed pursuant to Section 13 or 15(d) of

                         THE SECURITIES EXCHANGE ACT OF 1934

                          December 11, 1996 (November 26, 1996)
                  (Date of Report (Date of earliest event reported))

                                ADVANCED MEDICAL, INC.
               --------------------------------------------------
                   (Exact name of registrant as specified in charter)


                                       Delaware
               --------------------------------------------------
                    (State or other jurisdiction of incorporation)


                                       33-26398
               --------------------------------------------------
                               (Commission File Number)


                                      13-3492624
               --------------------------------------------------
                          (IRS Employer Identification No.)


                               9775 Businesspark Avenue
                                 San Diego, CA  92131
               --------------------------------------------------
                      (Address of principal executive officers)



                                  (619) 566-0426
                 (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
------   ------------------------------------

         On November 26, 1996, the Registrant acquired the outstanding shares of common stock of IVAC Holdings, Inc., a Delaware corporation ("Holding Co.").

         The acquisition was effected through the merger (the "Merger") of IMED Merger Sub, Inc., a wholly-owned subsidiary of IMED Corporation ("IMED"), which is a wholly-owned subsidiary of the Registrant, into Holding Co. pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among IMED, IMED Merger Sub, Inc., Holding Co., IVAC Medical Systems, Inc., a wholly-owned subsidiary of Holding Co. ("Operating Co.) and certain stockholders of Holding Co. (the "Participating Stockholders") The Merger Agreement is filed as Exhibit 2 to this Form 8-K. As a result of such merger transactions, Holding Co. became a wholly-owned subsidiary of the Registrant.

         The Merger consideration of approximately $400 million consisted of cash and was determined by arms-length negotiations between the Registrant, IMED and IMED Merger Sub, Inc., on the one hand, and Holding Co., Operating Co. and the Participating Stockholders on the other. The source for the funds used to finance the Merger was: (i) a $250 million bank credit facility (a copy of the credit agreement entered into which evidences the bank credit facility is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference), (ii) $200 million from a private offering of 9-3/4% senior subordinated notes due 2006 of IMED (a copy of the indenture which governs the senior subordinated notes is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference), and (iii) $40 million of cash derived from the sale of 13,333,333 shares of the Registrant's common stock to the Registrant's chairman and principal stockholder, Jeffry M. Picower. In connection with the transactions, affiliates of Mr. Picower surrendered promissory notes having an aggregate principal amount of $37.5 million in exchange for an aggregate of 29,416,086 shares of the Registrant's common stock (The agreement of stock purchase and plan of recapitalization pursuant to which such common equity financing was provided is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference).

         Holding Co. develops and manufactures infusion systems and vital signs measurement products. Holding Co.'s manufacturing facilities are located at plants in San Diego, California; Creedmoor, North Carolina; Tijuana, Mexico; and Hampshire, England. Holding Co. intends to continue to use the facilities owned or leased by it and its subsidiaries for the purposes which they are currently applied, subject to applicable consolidation of facilities as determined from time to time.

         In connection with the transactions, the Registrant entered into employment agreements dated August 23, 1996, which became effective upon the Merger, with each of: (i) William J. Mercer (the "Mercer Agreement") pursuant to which Mr. Mercer serves as President and Chief Executive Officer of the Registrant; and (ii) Joseph W. Kuhn (the "Kuhn Agreement") pursuant to which Mr. Kuhn serves as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Registrant. The Mercer Agreement and the Kuhn Agreement are filed as Exhibits 10.4 and 10.5, respectively, to this Form 8-K and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  The required financial statements are filed hereto.

    (b) The required pro forma financial information is not presently available and will be filed as soon as practicable and not later than sixty (60) days after the due date of this Report.

    -C-  Exhibits.

         Exhibit 2 Agreement and Plan of Merger dated August 23, 1996 by and among IMED, IMED Merger Sub, Inc., IVAC Holdings, Inc., IVAC Medical Systems, Inc. and the Participating Stockholders (incorporated by reference to the Form 8-K of the Registrant filed with the Securities and Exchange Commission on August 27, 1996).

         Exhibit 10.1 Credit Agreement among the Registrant, IMED, Various Lending Institutions, Bankers Trust Company, as Administrative Agent and Syndication Agent, Banque Paribas, as Documentation Agent and Syndication Agent, and Donaldson, Lufkin & Jenrette Securities Corporation, as Syndication Agent, dated as of November 26, 1996.

         Exhibit 10.2 Indenture dated as of November 26, 1996 among IMED, IMED International Trading Corp. and the United States Trust Company of New York, as trustee.

         Exhibit 10.3   Agreement of Stock Purchase and Plan of
                        Recapitalization dated November 26, 1996, by and among the Registrant, Decisions Incorporated and Jeffry M. Picower.

         Exhibit 10.4 Employment Agreement dated as of August 23, 1996, by and among Registrant, IMED and William J. Mercer

         Exhibit 10.5 Employment Agreement dated as of August 23, 1996, by and among Registrant, IMED and Joseph W. Kuhn

                              IVAC HOLDINGS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                     DECEMBER 31,  SEPTEMBER 30,
                                                                                         1995           1996
                                                                                     ------------  --------------
                                                                                                    (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents........................................................   $   18,308     $   10,447
  Accounts receivable, net.........................................................       54,133         46,435
  Current portion of contract receivables, net.....................................        5,414          6,034
  Inventories, net.................................................................       34,625         39,646
  Prepaid expenses and other assets................................................        3,143          2,490
                                                                                     ------------  --------------
        Total current assets.......................................................      115,623        105,052

Long-term contract receivables, net................................................       19,957         18,232
Property, plant and equipment, net.................................................       48,277         44,966
Intangible assets, net.............................................................       30,893         21,105
Other long-term assets.............................................................        1,245          1,626
                                                                                     ------------  --------------
                                                                                      $  215,995     $  190,981
                                                                                     ------------  --------------
                                                                                     ------------  --------------
                         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued warranty............................................   $   21,355     $   20,565
  Accrued employee liabilities.....................................................        9,528          8,182
  Current portion of long-term debt................................................        8,091         17,534
  Other current liabilities........................................................       34,799         34,599
                                                                                     ------------  --------------
        Total current liabilities..................................................       73,773         80,880

Long-term debt.....................................................................      157,694        142,955
Other non-current liabilities......................................................        5,043          2,737
Shareholders' equity (deficit):
  Common stock:
  Class A, $.01 par value; 60,000,000 shares authorized; 20,000,938 and 20,017,627 issued and outstanding at December 31, 1995 and September 30, 1996,
    respectively...................................................................          200            200
  Class B, $.01 par value; 20,000,000 shares authorized; 19,532,630 and 19,654,744 issued and outstanding at December 31, 1995 and September 30, 1996,
    respectively...................................................................          195            197
  Additional paid-in capital.......................................................       33,308         33,458
  Note receivable from stockholder.................................................           (8)            (6)
  Deferred compensation............................................................           --            (64)
  Accumulated deficit..............................................................      (56,057)       (70,166)
  Foreign currency translation adjustment..........................................        1,847            790
                                                                                     ------------  --------------
        Total shareholders' equity (deficit).......................................      (20,515)       (35,591)
                                                                                     ------------  --------------
                                                                                      $  215,995     $  190,981
                                                                                     ------------  --------------
                                                                                     ------------  --------------

     See accompanying notes to condensed consolidated financial statements.

                              IVAC HOLDINGS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                               ----------------------
                                                                                  1995        1996
                                                                               ----------  ----------
Net sales....................................................................  $  174,663  $  170,155
Cost of sales................................................................     118,255      98,836
                                                                               ----------  ----------
        Gross profit.........................................................      56,408      71,319

Sales and marketing..........................................................      32,470      28,872
General and administrative...................................................      18,529      17,479
Research and development.....................................................      10,111       7,663
Restructuring and special items..............................................       4,460      17,396
Purchased research and development...........................................      19,883          --
                                                                               ----------  ----------
        Loss from operations.................................................     (29,045)        (91)

Interest income (expense):
  Contract interest income...................................................       2,130       1,812
  Interest expense, net......................................................     (19,686)    (13,396)
                                                                               ----------  ----------
        Loss before income taxes.............................................     (46,601)    (11,675)

Provision for (benefit from) income taxes....................................      (3,270)      2,434
                                                                               ----------  ----------
        Net loss.............................................................  $  (43,331) $  (14,109)
                                                                               ----------  ----------
                                                                               ----------  ----------

     See accompanying notes to condensed consolidated financial statements.

                              IVAC HOLDINGS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                              -----------------------
                                                                                 1995         1996
                                                                              -----------  ----------
Net cash provided by operating activities...................................  $    28,544  $   15,485

Cash flows from investing activities:
  Acquisitions, net of cash and cash equivalents acquired...................     (185,955)         --
  Capital expenditures, net.................................................       (7,738)    (12,957)
                                                                              -----------  ----------
Net cash used by investing activities.......................................     (193,693)    (12,957)
                                                                              -----------  ----------
Cash flows from financing activities:
  Capital contributions.....................................................       20,000          --
  Borrowings under term loan and revolving credit arrangements..............       68,500       3,000
  Exercise of stock options.................................................           --          37
  Payment on note receivable from stockholder...............................           --           2
  Proceeds from bridge notes................................................       80,000          --
  Proceeds from junior notes................................................       30,000          --
  Repayment of term loan and revolving debt.................................      (10,500)     (7,500)
  Payment of other debt obligations.........................................           --      (4,533)
  Debt issue costs..........................................................       (6,566)        (39)
  Capital lease payments....................................................         (260)       (299)
                                                                              -----------  ----------
Net cash (used) provided by financing activities............................      181,674      (9,332)
                                                                              -----------  ----------
Effect of exchange rate changes on cash.....................................        1,401      (1,057)
                                                                              -----------  ----------
Net (decrease) increase in cash and cash equivalents........................       17,926      (7,861)
Cash and cash equivalents at the beginning of the period....................            0      18,308
                                                                              -----------  ----------
Cash and cash equivalents at the end of the period..........................  $    17,926  $   10,447

Supplemental disclosure of non-cash financing activities:
  Contribution of River capital stock.......................................  $    13,333          --
                                                                              -----------  ----------
                                                                              -----------  ----------

     See accompanying notes to condensed consolidated financial statements.

                              IVAC HOLDINGS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 1--BUSINESS

    IVAC Holdings, Inc. ("Holdings" or the "Company"), through its wholly owned subsidiaries, designs, manufactures, distributes and services intravenous infusion therapy and vital signs measurement instruments and related disposables and accessories. The Company sells a full range of products to hospitals and alternate site facilities in the United States, Canada and Europe.

    In management's opinion, the accompanying unaudited condensed consolidated financial statements of the Company for the nine months ended September 30, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial statements and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position, results of operations and cash flows for all periods presented. All such financial statements are unaudited except for the December 31, 1995 balance sheet. The unaudited condensed consolidated financial statements include the accounts and results of operations of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated. Interim operating results are not necessarily indicative of operating results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1995.

NOTE 2--INVENTORIES

    Inventories at December 31, 1995 and September 30, 1996 consisted of:

                                                                  DECEMBER 31,  SEPTEMBER 30,
                                                                      1995          1996
                                                                  ------------  -------------
Finished products...............................................   $   14,998     $  16,464
Work-in-process.................................................        3,472         7,237
Raw materials...................................................       17,867        19,254
                                                                  ------------  -------------
                                                                       36,337        42,955
Less reserves...................................................       (1,712)       (3,309)
                                                                  ------------  -------------
                                                                   $   34,625     $  39,646
                                                                  ------------  -------------
                                                                  ------------  -------------

NOTE 3--LONG-TERM DEBT

    On March 29, 1996, the Company amended and restated its Bank Credit Facility. The amended and restated senior credit facility (the "Facility") is available through March 29, 1999, provides for borrowings of up to $40,000 and is secured by substantially all of the Company's domestic assets. Borrowings under the Facility bear interest at a rate equal to the Alternate Base Rate (as defined in the Facility) plus 0.25% or Adjusted LIBOR plus 1.50%, at the option of the Company. The interest rate is also subject to change quarterly based upon certain debt and interest coverage ratios.

NOTE 4--LITIGATION

    The Company is a party to various other legal actions which have occurred in the normal course of business. Management believes the Company has meritorious defenses and intends to defend vigorously against these allegations and claims. In management's opinion, liabilities arising from the above matters, if

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 4--LITIGATION (CONTINUED)
any, will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 5--RIVER MEDICAL, INC. DIVESTITURE

    The Company has closed River and is divesting the subsidiary's assets. River's primary assets include patents, technologies, trade secrets, inventories and manufacturing equipment. The Company has recorded a restructuring charge of $17,396 during the three months ended June 30, 1996, including an accrual of $7,808. At September 30, 1996, the related accrual balance was $6,159.

NOTE 6--MERGER AGREEMENT

    On August 23, 1996, the Company entered into an Agreement and Plan of Merger among the Company; IVAC Medical Systems, Inc.; IMED Corporation ("IMED"), a subsidiary of Advanced Medical, Inc.; a wholly owned subsidary of IMED and the holders of Common Stock of Holdings named therein, pursuant to which IMED will acquire, directly or indirectly through a wholly owned subsidiary, 100% of the capital stock of Holdings for approximately $400,000 less certain indebtedness.The proposed transaction received regulatory approval in October 1996 and is subject to certain other closing conditions, including the completion of the financing necessary to consummate the merger (the "Merger").

NOTE 7--GUARANTOR SUBSIDIARY

    Following the consummation of the Merger, the operations of IMED and IVAC Medical Systems, Inc. will be transferred to Holdings and Holdings will become the successor obligor under the Senior Subordinated Notes due 2006 of IMED (the "IMED Notes") that will be issued in connection with the Merger. In addition, certain subsidiaries of Holdings will guarantee the IMED Notes. Accordingly, condensed combining financial information for Holdings and its guarantor and non-guarantor subsidiaries at September 30, 1996 and for the nine months ended September 30, 1996 is as follows:

                                                                      NON
                                                        PARENT     GUARANTOR    GUARANTOR
                                                       COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                      ----------  -----------  -----------  ------------  ------------
              CONDENSED BALANCE SHEET
                 SEPTEMBER 30, 1996
----------------------------------------------------
Current assets......................................  $   64,367   $  41,178           --    $     (493)   $  105,052
Non-current assets..................................     101,102       9,146    $  13,741       (38,060)       85,929
                                                      ----------  -----------  -----------  ------------  ------------
                                                      $  165,469   $  50,324    $  13,741    $  (38,553)   $  190,981
                                                      ----------  -----------  -----------  ------------  ------------
                                                      ----------  -----------  -----------  ------------  ------------

Current liabilities.................................  $   60,431   $  29,486    $   5,465    $  (14,502)   $   80,880
Long-term debt and other liabilities................     145,692          --           --            --       145,692
                                                      ----------  -----------  -----------  ------------  ------------
                                                         206,123      29,486        5,465       (14,502)      226,572
Common stock and other shareholders' equity.........     (40,654)     20,838        8,276       (24,051)      (35,591)
                                                      ----------  -----------  -----------  ------------  ------------
                                                      $  165,469   $  50,324    $  13,741    $  (38,553)   $  190,981
                                                      ----------  -----------  -----------  ------------  ------------
                                                      ----------  -----------  -----------  ------------  ------------

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 7--GUARANTOR SUBSIDIARY (CONTINUED)

                                                                    NON
         CONDENSED STATEMENT OF OPERATIONS            PARENT     GUARANTOR     GUARANTOR
    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996      COMPANY    SUBSIDIARIES  SUBSIDIARY     ELIMINATIONS  CONSOLIDATED
----------------------------------------------------  ----------  -----------  -------------  ------------  ------------

Net sales...........................................  $  141,066   $  63,703            --     $  (34,614)   $  170,155
Cost of sales.......................................      88,494      45,561            --        (35,219)       98,836
                                                      ----------  -----------        -----    ------------  ------------
                                                          52,572      18,142            --            605        71,319
Operating expenses..................................      38,275      33,894            --           (759)       71,410
Interest (income) expense, net......................      10,097       1,487                           --        11,584
                                                      ----------  -----------        -----    ------------  ------------
Income (loss) before income taxes and equity
 interest in subsidiary income......................       4,200     (17,239)           --          1,364       (11,675)
Equity interest in subsidiary income................          --          --     $     166           (166)           --
Provision for (benefit from) income taxes...........       3,230        (796)           58            (58)        2,434
                                                      ----------  -----------        -----    ------------  ------------
Net income (loss)...................................  $      970   $ (16,443)    $     108     $    1,256    $  (14,109)
                                                      ----------  -----------        -----    ------------  ------------
                                                      ----------  -----------        -----    ------------  ------------

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 7--GUARANTOR SUBSIDIARY (CONTINUED)

                                                                      NON
         CONDENSED STATEMENT OF CASH FLOWS              PARENT     GUARANTOR    GUARANTOR
    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996       COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
----------------------------------------------------  ----------  -----------  -----------  ------------  ------------

Net cash (used) provided by operating activities....  $   30,818   $ (14,896)          --    $     (437)   $   15,485
Cash flows from investing activities:
  Intercompany advances to River Medical............      (9,165)         --                      9,165            --
  Intercompany advances from Parent.................                   9,165                     (9,165)           --
  Capital expenditures, net.........................      (9,493)     (4,480)                     1,016       (12,957)
                                                      ----------  -----------  -----------  ------------  ------------
Net cash (used) provided by investing activities....     (18,658)      4,685           --         1,016       (12,957)
                                                      ----------  -----------  -----------  ------------  ------------
Cash flows from financing activities:
  Borrowings under term loan and revolving credit
    arrangements....................................       3,000          --                                    3,000
  Exercise of stock options.........................          37          --                                       37
  Payment on note receivable from stockholder.......           2          --                                        2
  Repayment of term loan and revolving debt.........      (7,500)         --                                   (7,500)
  Payment of other debt obligations.................      (4,533)         --                                   (4,533)
  Debt issue costs..................................         (39)         --                                      (39)
  Capital lease payments............................          --        (299)                                    (299)
                                                      ----------  -----------  -----------  ------------  ------------
Net cash (used) provided by financing activities....      (9,033)       (299)          --            --        (9,332)
                                                      ----------  -----------  -----------  ------------  ------------
Effect of exchange rate changes on cash.............                    (478)                      (579)       (1,057)
                                                      ----------  -----------  -----------  ------------  ------------
Net (decrease) increase in cash and cash
 equivalents........................................       3,127     (10,988)          --            --        (7,861)
Cash and cash equivalents at the beginning of the
 period.............................................       2,203      16,105           --            --        18,308
                                                      ----------  -----------  -----------  ------------  ------------
Cash and cash equivalents at the end of the
 period.............................................  $    5,330   $   5,117           --            --    $   10,447
                                                      ----------  -----------  -----------  ------------  ------------
                                                      ----------  -----------  -----------  ------------  ------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of IVAC Holdings, Inc.

    In our opinion, the, accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of shareholders' equity (deficit) present fairly, in all material respects, the financial position of IVAC Holdings, Inc. and its subsidiaries at December 31, 1995, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Diego, California
March 29, 1996

                              IVAC HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                                                                                      DECEMBER 31,
                                                                                                          1995
                                                                                                      ------------
                                               ASSETS
Current assets:
  Cash and cash equivalents.........................................................................   $   18,308
  Accounts receivable, net..........................................................................       54,133
  Current portion of contract receivables, net......................................................        5,414
  Inventories.......................................................................................       34,625
  Prepaid expenses and other assets.................................................................        3,143
                                                                                                      ------------
      Total current assets..........................................................................      115,623

Long-term contract receivables, net.................................................................       19,957
Property, plant and equipment, net..................................................................       48,277
Intangible assets, net..............................................................................       30,893
Other long-term assets..............................................................................        1,245
                                                                                                      ------------
                                                                                                       $  215,995
                                                                                                      ------------
                                                                                                      ------------
                           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................................................................   $   14,407
  Accrued warranty..................................................................................        6,948
  Accrued employee liabilities......................................................................        9,528
  Current portion of long-term debt.................................................................        8,091
  Other current liabilities.........................................................................       34,799
                                                                                                      ------------
      Total current liabilities.....................................................................       73,773

Long-term debt......................................................................................      157,694
Other non-current liabilities.......................................................................        5,043
Commitments and contingencies (Note 11)
Shareholders' equity (deficit):
Common stock:
  Class A, $.01 par value; 60,000,000 shares authorized; 20,000,938 issued and outstanding..........          200
  Class B, $.01 par value; 20,000,000 shares authorized; 19,532,630 issued and outstanding..........          195
Additional paid-in capital..........................................................................       33,308
Note receivable from shareholder....................................................................           (8)
Accumulated deficit.................................................................................      (56,057)
Foreign currency translation adjustment.............................................................        1,847
                                                                                                      ------------
      Total shareholders' equity (deficit)..........................................................      (20,515)
                                                                                                      ------------
                                                                                                       $  215,995
                                                                                                      ------------
                                                                                                      ------------

          See accompanying notes to consolidated financial statements.

                              IVAC HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1995
                                                                                                      ------------

Net sales...........................................................................................   $  240,971
    Cost of sales...................................................................................      157,869
                                                                                                      ------------
Gross profit........................................................................................       83,102
Sales and marketing.................................................................................       43,994
General and administrative..........................................................................       28,381
Research and development............................................................................       12,083
Purchased research and development..................................................................       22,883
Restructuring and special items.....................................................................        5,944
Other expense, net..................................................................................        1,497
                                                                                                      ------------
    Loss from operations............................................................................      (31,680)
Interest income (expense):
  Contract interest income..........................................................................        3,013
  Interest expense, net.............................................................................      (27,476)
                                                                                                      ------------
    Loss before income taxes........................................................................      (56,143)
Benefit from income taxes...........................................................................          378
                                                                                                      ------------
    Net loss........................................................................................   $  (55,765)
                                                                                                      ------------
                                                                                                      ------------

          See accompanying notes to consolidated financial statements.

                              IVAC HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1995
                                                                                                 -----------------
Cash flows from operating activities:
Net loss.......................................................................................      $ (55,765)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization................................................................         23,736
  Debt issuance cost amortization..............................................................          5,902
  Purchased research and development...........................................................         22,883
  Deferred income taxes........................................................................         (1,898)
  Gain on disposal of property, plant and equipment............................................            (55)
  Accretion of discount........................................................................          4,664
  Changes in assets and liabilities:
    Receivables................................................................................        (11,837)
    Inventories................................................................................         23,176
    Prepaid expenses and other assets..........................................................            223
    Accounts payable...........................................................................          4,975
    Accrued warranty...........................................................................           (557)
    Accrued employee liabilities...............................................................           (900)
    Other current liabilities..................................................................          9,265
    Other non-current liabilities..............................................................           (829)
    Payables to and receivables from Lilly, net................................................         15,160
                                                                                                      --------
        Net cash provided by operating activities..............................................         38,143
                                                                                                      --------
Cash flows from investing activities:
  Acquisitions, net of cash and cash equivalents acquired......................................       (190,793)
  Capital expenditures, net....................................................................        (13,752)
  Proceeds from sale of facility, net..........................................................         25,258
                                                                                                      --------
        Net cash used by investing activities..................................................       (179,287)
                                                                                                      --------
Cash flows from financing activities:
  Capital contributions........................................................................         20,000
  Exercise of stock options....................................................................             70
  Borrowings under term loan and revolving credit arrangements.................................         68,500
  Proceeds from bridge notes...................................................................         80,000
  Proceeds from senior notes...................................................................        100,000
  Proceeds from junior subordinated notes......................................................         30,000
  Repayment of term loan and revolving debt....................................................        (49,000)
  Repayment of bridge notes....................................................................        (80,000)
  Debt issue costs.............................................................................        (11,486)
  Capital lease payments.......................................................................           (479)
                                                                                                      --------
        Net cash provided by financing activities..............................................        157,605
                                                                                                      --------
Effect of exchange rate changes on cash........................................................          1,847
                                                                                                      --------
Net increase in cash and cash equivalents......................................................         18,308
Cash and cash equivalents at the beginning of the year.........................................              0
                                                                                                      --------
Cash and cash equivalents at the end of the year...............................................      $  18,308
                                                                                                      --------
                                                                                                      --------
Supplemental disclosure of cash flow information:
  Cash paid for interest.......................................................................      $  15,380
  Cash paid for income taxes...................................................................      $      12
Supplemental disclosure of non-cash financing activities:
  Contribution of River capital stock..........................................................      $  13,333
  Stock dividend (3 for 1).....................................................................      $     292
  Capital lease financing......................................................................      $   1,200

          See accompanying notes to consolidated financial statements.

                              IVAC HOLDINGS, INC.

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                             (DOLLARS IN THOUSANDS)

                                                             YEAR ENDED DECEMBER 31, 1995
                            ----------------------------------------------------------------------------------------------
                                    CLASS A                   CLASS B
                                  COMMON STOCK              COMMON STOCK        ADDITIONAL     SHAREHOLDER
                            ------------------------  ------------------------    PAID-IN         NOTE        ACCUMULATED
                              SHARES       AMOUNT       SHARES       AMOUNT       CAPITAL      RECEIVABLE       DEFICIT
                            -----------  -----------  -----------  -----------  -----------  ---------------  ------------
Contribution of capital:
  Cash....................                                                       $  20,000
  River capital stock.....    5,000,000   $      50     4,740,388   $      47       13,236
Foreign currency
  translation adjustment..
Stock dividend (3 for 1)..   15,000,000         150    14,221,164         142                                  $     (292)
Exercise of stock
  options.................          938                   571,078           6           72      $      (8)
Net loss..................                                                                                        (55,765)
                                                                                                       --
                            -----------       -----   -----------       -----   -----------                   ------------
Balance at December 31,
  1995....................   20,000,938   $     200    19,532,630   $     195    $  33,308      $      (8)     $  (56,057)
                            -----------       -----   -----------       -----   -----------            --     ------------
                            -----------       -----   -----------       -----   -----------            --     ------------


                              FOREIGN        TOTAL
                             CURRENCY    SHAREHOLDERS'
                            TRANSLATION      EQUITY
                            ADJUSTMENT     (DEFICIT)
                            -----------  --------------
Contribution of capital:
  Cash....................                 $   20,000
  River capital stock.....                     13,333
Foreign currency
  translation adjustment..   $   1,847          1,847
Stock dividend (3 for 1)..
Exercise of stock
  options.................                         70
Net loss..................                    (55,765)

                            -----------  --------------
Balance at December 31,
  1995....................   $   1,847     $  (20,515)
                            -----------  --------------
                            -----------  --------------

          See accompanying notes to consolidated financial statements.

                              IVAC HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    IVAC Holdings, Inc. ("Holdings" or the "Company"), through its wholly owned subsidiaries, designs, manufactures, distributes and services intravenous infusion therapy and vital signs measurement instruments and related disposables and accessories. The Company sells a full range of products to hospitals and alternate site facilities in the United States, Canada and Europe.

    All outstanding common stock of IVAC Medical Systems, Inc. ("IVAC") is owned by Holdings. Holdings was formed through the contribution of $20,000 cash from an investor group, including DLJ Merchant Banking Partners, L.P. ("DLJMB") and investors in River ("the River Group"), and other investors in exchange for 20,000,000 shares of Class A Common Stock, and the issuance of 18,961,552 shares of Class B Common Stock in exchange for the outstanding capital stock of River Medical, Inc. (the "River Transaction"). In connection with the formation of Holdings, after the close of business on December 31, 1994, the Company acquired the outstanding capital stock of IVAC from Eli Lilly and Company ("Lilly") for approximately $195,000, including transaction costs (the "Acquisition"). Through a series of subsequent transactions, River became a wholly owned subsidiary of IVAC. The proceeds received from the investor group were contributed as capital to IVAC Medical Systems, Inc.

    In connection with the Acquisition, Holdings issued Junior Subordinated Notes due 2006 (the "Subordinated Notes") to DLJMB, the River Group and others for an aggregate of $30,000. Interest accrues to principal annually at an effective fixed rate of 13.2%. IVAC does not guarantee repayment of the notes on behalf of Holdings nor are these notes secured by IVAC's assets. The proceeds from the Subordinated Notes were contributed as capital to IVAC Medical Systems, Inc.

    The consolidated financial statements includes the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments with maturities of 90 days or less at date purchased.

REVENUE RECOGNITION

    Revenue is recorded upon product shipment, net of an allowance for estimated returns, or service delivery. The Company also sells instruments via long-term financing arrangements to a number of hospitals under No Capital Agreements ("NCA's"). These agreements allow hospitals to acquire instruments with no initial payment. The sales price for the instruments is recovered via surcharges applied to minimum purchase commitments of related disposables. The term of the financing is generally three to five years, with interest at rates of 9% to 15%. The related contract receivables at December 31, 1995 are presented net of unearned finance revenue of $6,813 which reflects the remaining interest to be earned on unshipped disposables. Unearned finance revenue is calculated using the inherent rate of interest on each NCA, the expected disposable shipment period and the principal balance financed. Finance revenue is recognized as disposables are shipped using a reducing principal balance method which approximates the interest method. Contract provisions include liquidated damage clauses which are sufficient to recover the sales price of the instruments in the event of customer cancellation.

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Credit risk associated with this concentration is limited due to the large number and geographic dispersion of the accounts and the overall stability of the hospital industry. Management believes that adequate provision has been made for such credit risk.

INVENTORIES

    Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. Cost of inventories at the beginning of the year was determined based on an allocation of the purchase price to all assets and liabilities including inventory, as determined by an independent appraisal, at the date of acquisition.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated on the basis of cost. Cost of acquired assets (see Note 3) was determined based on an allocation of the purchase price to all assets and liabilities, as determined by an independent appraisal, at the date of acquisition. Additions to property, plant and equipment, including significant betterments and renewals, are capitalized. Maintenance and repair costs are charged to expense as incurred. Depreciation is computed using the straight-line method over estimated useful lives of 3 to 20 years. Depreciation expense amounted to $15,076 for the year ended December 31, 1995.

INCOME TAXES

    Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred income tax expense (benefit) is determined as the net change during the year in the deferred income tax asset or liability. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

FOREIGN CURRENCY TRANSLATION

    The financial statements of the Company's foreign subsidiaries are translated into U.S. dollars using period-end exchange rates for assets and liabilities and weighted average exchange rates during the period for revenues and expenses. Gains and losses from translation are excluded from results of operations and accumulated as a separate component of shareholders' equity.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the Company's financial instruments, including cash and cash equivalents, trade receivables and payables, approximates their fair value due to their short term maturities. The fair values of the Company's long-term contract receivables are estimated by discounting future cash flows using discount rates that reflect the risk associated with similar types of loans. The fair value of the Company's long-term debt is estimated based on comparison with similar issues or current rates offered to the Company for debt of the same remaining maturities. The estimated fair values of both the Company's long-term contract receivables and long-term debt approximate their carrying values.

STOCK OPTIONS

    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for compensation costs related to stock option plans and other forms of stock based compensation plans as an alternative to the intrinsic value based method of accounting defined under Accounting Principles Board Opinion No. 25. Companies that do not elect the new method of accounting beginning in 1996 will be required to provide pro forma disclosures as if the fair value based method had been applied. The Company anticipates that it will not elect the fair value based method of accounting and will provide pro forma disclosure as required.

INTANGIBLE ASSETS

    Intangible assets are amortized as follows:

Supply agreements.............................  Straight-line   3 years
Trademarks....................................  Straight-line   10 years
Patents.......................................  Straight-line   10 years
                                                Interest        Terms of related
Debt acquisition costs........................  method          debt
Excess purchase price.........................  Straight-line   10 years

    Intangibles are presented net of accumulated amortization of $11,776. In connection with the acquisition of IVAC, Lilly agreed to continue providing certain administrative services on behalf of IVAC for a period of six months. The amount capitalized as service support agreement ($2,786) has been fully amortized as of December 31, 1995.

IMPAIRMENT OF LONG-LIVED ASSETS

    During 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and excess purchase price related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In the fourth quarter of 1995, the Company elected to early

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) adopt the new accounting pronouncement. Based upon an analysis performed in accordance with SFAS 121, the Company believes that no material impairments exist at December 31, 1995.

NOTE 3--THE ACQUISITION AND THE RIVER TRANSACTION

    The Acquisition and the River Transaction have been accounted for under the purchase method; accordingly, the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition. The purchase price of River of $13,333 was determined based on the fair value of the River assets contributed to Holdings relative to the purchase price paid by the DLJMB led investor group for their initial equity in Holdings. The application of the purchase method to the Acquisition and the River Transaction resulted in an excess of cost over net assets acquired of approximately $90,804. The excess purchase price has been allocated to property, plant and equipment ($20,315), inventory ($14,774), intangibles ($23,356) and in-process research and development ($22,883) with a remaining excess purchase price over net assets acquired of $9,476. The in-process research and development of River and IVAC were charged to earnings in 1995. The purchase price allocations reflect the resolution of certain purchase contingencies including the arbitration settlement of a dispute with Lilly over the final IVAC purchase price subsequent to December 31, 1995, the resolution of certain contingent liabilities, and the ultimate realization of certain acquired receivables and property, plant and equipment. Additionally, the Company and Lilly jointly elected to make an Internal Revenue Code Section 338(h)(10) election for Federal and state tax purposes in the third quarter of 1995. This election resulted in treatment of the acquisition as if Lilly sold assets in a taxable transaction and resulted in adjustments to reflect the fair value of the acquired tax assets and liabilities as of the date of purchase.

    In conjunction with purchase accounting, the Company recorded a severance liability in the amount of $5,659 pursuant to a plan in place as of the purchase date to subsequently terminate employees. The liability was determined based on the expected employee resources to be terminated at an estimated cost of severance benefits as provided for in the purchase agreement at the time of the Acquisition to include separation payments based on years of service, continued medical benefits and outplacement assistance for a specified time. These costs were paid to employees terminated during the six month period following the Acquisition and did not materially differ from the amount initially accrued.

    In connection with the Acquisition and the River Transaction, certain stockholders of Holdings received approximately $3,650 in connection with the exchange of their capital stock or services rendered. These amounts have been capitalized as a component of the purchase price.

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--COMPOSITION OF CERTAIN CONSOLIDATED FINANCIAL STATEMENT CAPTIONS

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Accounts receivable:
  Trade.........................................................................   $   58,677
  Less allowance for doubtful accounts..........................................       (4,544)
                                                                                  ------------
                                                                                   $   54,133
                                                                                  ------------
                                                                                  ------------
Inventories:
  Finished products.............................................................   $   14,998
  Work-in-process...............................................................        3,472
  Raw materials.................................................................       17,867
                                                                                  ------------
                                                                                       36,337
  Less reserves.................................................................       (1,712)
                                                                                  ------------
                                                                                   $   34,625
                                                                                  ------------
                                                                                  ------------
Property, plant and equipment:
  Land..........................................................................   $      640
  Buildings.....................................................................        4,554
  Equipment.....................................................................       50,179
  Construction in process.......................................................        6,341
                                                                                  ------------
                                                                                       61,714
  Less accumulated depreciation.................................................      (13,437)
                                                                                  ------------
                                                                                   $   48,277
                                                                                  ------------
                                                                                  ------------
Intangibles:
  Excess purchase price.........................................................   $    9,476
  Supply agreements.............................................................       10,296
  Trademarks....................................................................        5,140
  Patents.......................................................................        5,186
  Debt acquisition costs........................................................       11,486
  Other.........................................................................        1,085
                                                                                  ------------
                                                                                       42,669
  Less accumulated amortization.................................................      (11,776)
                                                                                  ------------
                                                                                   $   30,893
                                                                                  ------------
                                                                                  ------------
Other current liabilities:
  Accrued expense reimbursement to former parent................................   $   12,212
  Other.........................................................................       22,587
                                                                                  ------------
                                                                                   $   34,799
                                                                                  ------------
                                                                                  ------------

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 5--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Senior notes....................................................................   $  100,000
Term loan borrowings under the Bank Credit Facility.............................       19,500
Junior subordinated notes.......................................................       33,961
Other...........................................................................       12,324
                                                                                  ------------
                                                                                      165,785
Less current portion............................................................       (8,091)
                                                                                  ------------
Long-term debt..................................................................   $  157,694
                                                                                  ------------
                                                                                  ------------

    In connection with the acquisition of IVAC, the Company entered into an $80,000 credit facility (the "Bank Credit Facility") with a syndicate of financial institutions which consists of $60,000 of term loans and a $20,000 revolving credit facility, each of which matures on December 30, 1999. Available funds under the revolving credit facility are limited to the difference between $20,000 and the amount of letters of credit issued under the Bank Credit Facility, which cannot exceed $15,000. Borrowings under the Bank Credit Facility bear interest at a rate equal to the Alternate Base Rate plus 1.75% or Adjusted LIBOR plus 3.00%, at the option of the Company, payable quarterly (10.25% and 8.69%, respectively, at December 31, 1995). The Bank Credit Facility is secured by the stock of IVAC and all of its subsidiaries and substantially all of the assets of Holdings, IVAC and IVAC's domestic subsidiaries. The Bank Credit Facility is guaranteed by Holdings and substantially all of the Company's subsidiaries. As more fully discussed in Note 13, subsequent to December 31, 1995, the Company amended and restated certain terms of the Bank Credit Facility.

    Immediately following the Acquisition, the Company entered into an interest rate swap agreement to fix the rate of interest payable on a portion of the term loan principal borrowed under the Bank Credit Facility. The swap has a three year term and an initial notional amount of $30,000, which amortizes at a rate equal to 50% of the original term loan principal paydown schedule, with quarterly payments at a fixed rate of 11.05% of the outstanding notional amount and quarterly receipts at a LlBOR-based floating rate plus 3.00%.

    The Bank Credit Facility contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, and make capital expenditures. The Company must also maintain certain ratios regarding interest coverage and leverage, among other restrictions.

    On November 8, 1995, the Company issued $100,000 of senior unsecured public notes (the "Notes") due December 1, 2002. The Notes bear interest at the rate of 9.25% annually, which is payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1996. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes prior to maturity. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 1998 at the redemption prices set forth in the indenture plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to December 1, 1998, the Company may redeem the Notes with the proceeds of one or more public offerings of common stock at a redemption price equal to 108.25% of the principal amount plus accrued and unpaid interest; provided that at least

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 5--LONG-TERM DEBT (CONTINUED)
$65,000 in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption. In the event of a Change of Control (as defined in the indenture), holders of the Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Notes are senior unsecured obligations of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

    The indenture contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, make asset sales, create liens and restrict the ability of the Company to enter into mergers, consolidations or sales of all or substantially all of its assets.

    The Company also issued $30,000 of Junior Subordinated Notes due 2006. The notes accrue interest at 13.2% per annum, compounded annually.

    The net proceeds from the bridge notes, Junior Subordinated Notes, and term loan were used to pay the cash purchase price in connection with the Acquisition and to pay fees and expenses related to the Acquisition. The proceeds of the revolving loan will be used for general corporate purposes in the ordinary course of the business.

    Other debt consists of consideration owed to Siemens Infusion Systems, Ltd. ("SIS") resulting from IVAC's acquisition of the MiniMed product line from SIS in 1993. In accordance with the acquisition agreement, IVAC is obligated to pay SIS $1,571 in 1996 based on 1994 product sales and the greater of $3,000 per year or 8% of the prior year's product sales in 1996 through 1999. The minimum $12,000 liability was discounted at an imputed interest rate of 7% and recorded as debt. The unamortized discount, which is amortized using the interest method over the term of the payments, is $1,247 at December 31, 1995.

    The aggregate minimum annual maturities on long-term debt are as follows:

1996..............................................................  $   8,091
1997..............................................................      7,375
1998..............................................................      7,901
1999..............................................................      8,457
2000..............................................................         --
Thereafter........................................................    133,961
                                                                    ---------
                                                                    $ 165,785
                                                                    ---------
                                                                    ---------

NOTE 6--LEASES

    Leases are generally for buildings, computers and office equipment. The leases for the Company's San Diego corporate headquarters and manufacturing facilities provide for scheduled rent increases. Total rent expense amounted to approximately $2,035 for the year ended December 31, 1995.

    The Company maintains a lease line of credit with a leasing company for acquisitions of equipment under capital lease arrangements.

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 6--LEASES (CONTINUED)
    Future minimum payments are as follows:

                                                                                           NONCANCELLABLE
                                                                                 CAPITAL     OPERATING
                                                                                 LEASES        LEASES
                                                                                ---------  --------------
  1996........................................................................  $     770    $    3,413
  1997........................................................................        722         2,931
  1998........................................................................        425         2,990
  1999........................................................................        241         2,916
  2000........................................................................         --         2,803
  Thereafter..................................................................         --        11,298
                                                                                ---------       -------
                                                                                    2,158    $   26,351
                                                                                                -------
                                                                                                -------
  Less amounts representing interest..........................................       (304)
                                                                                ---------
  Capital lease obligations...................................................      1,854
  Less current portion........................................................       (595)
                                                                                ---------
                                                                                $   1,259
                                                                                ---------
                                                                                ---------

NOTE 7--INCOME TAXES

    The benefit from income taxes is as follows:

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  -------------
Current:
  Federal.......................................................................    $      --
  Foreign.......................................................................        3,307
  State.........................................................................            5
                                                                                       ------
                                                                                        3,312
                                                                                       ------
Deferred:
  Federal.......................................................................       (3,192)
  Foreign.......................................................................          142
  State.........................................................................         (640)
                                                                                       ------
                                                                                       (3,690)
                                                                                       ------
Total...........................................................................    $    (378)
                                                                                       ------
                                                                                       ------

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Deferred tax assets:
  Net operating loss and research and development credit carryforwards..........   $    5,742
  Intangibles...................................................................        3,666
  State income taxes............................................................        2,987
  Product return/warranty reserves..............................................        1,895
  Rebate reserve................................................................        1,479
  Other.........................................................................        5,430
                                                                                  ------------
Total deferred tax assets.......................................................       21,199
  Valuation allowance...........................................................      (21,199)
                                                                                  ------------
Net deferred tax assets.........................................................            0
                                                                                  ------------

Deferred tax liabilities:
  Foreign taxes.................................................................         (142)
                                                                                  ------------
Total deferred tax liabilities..................................................         (142)
                                                                                  ------------
Net deferred taxes..............................................................   $     (142)
                                                                                  ------------
                                                                                  ------------

    The Company has recorded a valuation allowance against deferred tax assets since it is more likely than not that the deferred tax assets will not be realized.

    As of December 31, 1994, River net operating loss carryforwards for Federal and state tax purposes totaled approximately $4,156 and $1,513, respectively. As specified in the Internal Revenue Code, a more than 50% ownership change by a combination of significant shareholders during any three year period would result in certain limitations on the Company's ability to utilize net operating loss carryforwards and research and development credit carryforwards. Such a change is likely to have occurred in connection with the acquisition transaction discussed in Note 3. These net operating loss and research and development credit carryforwards expire from 2008 to 2009 for Federal tax purposes and from 1998 and 1999 for state tax purposes.

    During 1995, net operating loss carryforwards for Federal and state tax purposes totaling approximately $4,245 and $236, respectively, were generated by the consolidated group. These net operating loss carryforwards expire in 2010 for Federal tax purposes and in 2000 for state tax purposes.

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7--INCOME TAXES (CONTINUED)
    Following is a reconciliation of the effective income tax rate:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                                       1995
                                                                                  ---------------
Tax benefit at statutory rate...................................................         (35.0)%
Add (deduct):
  Foreign taxes.................................................................           6.2
  State taxes...................................................................          (5.8)
  Other.........................................................................           (.2)
                                                                                         -----
                                                                                         (34.8)
  Valuation allowance...........................................................          34.1
                                                                                         -----
                                                                                           (.7)%
                                                                                         -----
                                                                                         -----

NOTE 8--BENEFITS

    Effective December 30, 1994, in connection with the purchase of IVAC discussed in Note 1, the Company's U.S. noncontributory defined benefit plan was terminated and the assets and liabilities of the IVAC Retirement Plan were merged into The Lilly Retirement Plan. All eligible participants in the IVAC Retirement Plan became participants in The Lilly Retirement Plan, and all benefits previously earned will be paid by The Lilly Retirement Plan.

    In connection with the River Transaction, all outstanding stock options issued under the River Medical Stock Option Plan were assumed by Holdings subject to the same terms, vesting, duration and cancellation existing prior to the acquisition. On a converted basis, there were 467,370 options exercisable into Holdings Class B common stock outstanding at December 31, 1995 at exercise prices ranging from $.13 to $.52. The options expire not more than ten years from the date of grant and were fully vested at December 31, 1995.

    A summary of Class B stock option transactions follows:

                                                                                 YEAR ENDED DECEMBER 31, 1995
                                                                                      OPTIONS OUTSTANDING
                                                                              -----------------------------------
                                                                               NUMBER OF   NUMBER OF
                                                                                SHARES       SHARES
                                                                                AT $.52     AT $.13
                                                                               PER SHARE   PER SHARE     TOTAL
                                                                              -----------  ----------  ----------
Converted from River Plan...................................................      24,611    1,013,837   1,038,448
Options exercised...........................................................      (8,204)    (562,874)   (571,078)
                                                                              -----------  ----------  ----------
Balance at December 31, 1995................................................      16,407      450,963     467,370
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

    The 1995 Stock Option/Stock Issuance Plan (the "Plan") of Holdings authorizes up to 4,000,000 shares of Holdings Class A common stock to be granted no later than February 2005. Under the Plan, the Board of Directors of Holdings may grant options to selected key employees, directors and consultants to the Company to purchase shares of Holdings common stock, at a price not less than 85% of the fair market

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--BENEFITS (CONTINUED)
value of the stock at the date of grant. The Plan provides for the grant of both incentive stock options and non-qualified stock options. Generally, options outstanding vest over a four to eight year period and are exercisable for up to ten years from the grant date. At December 31, 1995, 633,343 options were exercisable at $1.00 for an aggregate exercise price of $633.

    A summary of Class A stock option transactions follows:

                                                                                                 YEAR ENDED
                                                                                              DECEMBER 31, 1995
                                                                                             OPTIONS OUTSTANDING
                                                                                OPTIONS    -----------------------
                                                                               AVAILABLE   NUMBER OF    PRICE PER
                                                                               FOR GRANT     SHARES       SHARE
                                                                              -----------  ----------  -----------
Options authorized..........................................................    4,000,000          --          --
Options granted.............................................................   (3,668,656)  3,668,656   $    1.00
Options exercised...........................................................           --        (938)         --
Options forfeited on termination of employment..............................      360,516    (360,516)         --
                                                                              -----------  ----------       -----
Balance at December 31, 1995................................................      691,860   3,307,202   $    1.00
                                                                              -----------  ----------       -----
                                                                              -----------  ----------       -----

    During 1995, the Company issued a 3 for 1 stock dividend to all holders of record of Class A and Class B common stock held at the close of business on February 1, 1995.

    The Company maintains a defined contribution savings plan which covers substantially all of its U.S. employees. Contributions under the plan amounted to $757 for the year ended December 31, 1995.

    The Company was self-insured for medical benefits through June 30, 1995. Effective July 1, 1995, the Company transitioned its medical and dental insurance to coverage under a health maintenance organization.

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--GEOGRAPHIC INFORMATION

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Net sales to unaffiliated customers:
  United States.................................................................   $  163,323
  United Kingdom................................................................       18,217
  Germany.......................................................................       18,516
  Spain.........................................................................       10,248
  Other.........................................................................       30,667
                                                                                  ------------
                                                                                   $  240,971
                                                                                  ------------
                                                                                  ------------
Income (loss) before income taxes:
  United States.................................................................   $  (61,462)
  United Kingdom................................................................        3,869
  Germany.......................................................................          127
  Spain.........................................................................          587
  Other.........................................................................        1,398
  Eliminations and adjustments..................................................         (662)
                                                                                  ------------
                                                                                   $  (56,143)
                                                                                  ------------
                                                                                  ------------

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
Total assets:
  United States.................................................................   $  190,640
  United Kingdom................................................................       17,384
  Germany.......................................................................        7,230
  Spain.........................................................................       11,860
  Other.........................................................................       17,216
  Eliminations and adjustments..................................................      (28,335)
                                                                                  ------------
                                                                                   $  215,995
                                                                                  ------------
                                                                                  ------------

    Transfers between geographic areas are made at prices calculated to reflect a profit attributable to manufacturing operations.

    Remittances to the United States are subject to various regulations of the respective governments as well as to fluctuations in exchange rates.

NOTE 10--LITIGATION

    River is a defendant in an action alleging misappropriation of trade secrets and other proprietary information of the plaintiff. The Company believes the allegations to be without merit and has filed a countersuit with respect to this matter. In addition, the Company is a party to various other legal actions which have occurred in the normal course of business. Management believes the Company has meritorious

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--LITIGATION (CONTINUED)
defenses and intends to defend vigorously against these allegations and claims. In management's opinion, liabilities arising from the above matters, if any, will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    In connection with the Acquisition, Lilly agreed to perform certain administrative functions for the Company's foreign subsidiaries including the collection of receivables and the payment of certain direct expenses incurred by Lilly on behalf of the Company. The Company agreed to reimburse Lilly for such direct expenses and anticipates that a payment of less than $8,000 will be made to Lilly in 1996. The Company is currently waiting for notification from Lilly of the amount owed under this arrangement. Management does not believe that this amount will be materially different from the amount accrued at December 31, 1995.

    The Company is obligated to pay additional purchase consideration related to previous acquisitions. As discussed in Note 5, the Company is obligated to pay additional consideration to SIS. In connection with another acquisition, the Company is contingently liable to certain prior shareholders of the acquiree for up to approximately $1,850 for additional purchase consideration through 1996, based upon the acquired entity achieving certain sales and pre-tax performance in each year subsequent to such acquisition. Any additional consideration paid will be treated as additional cost of the acquired entity.

NOTE 12--RESTRUCTURING

    In 1995, management approved and committed the Company to a non-voluntary termination plan in compliance with the terms of the Acquisition purchase agreement in an effort to reduce operating expenses. The terminations were not concentrated in one particular area of the Company's operations and the plan does not contemplate any significant changes to the operations or product lines that the Company offers. In connection with these terminations the Company charged severance and related costs of $5,319 to earnings. As of December 31, 1995, the remaining accrual related to these terminations totaled $1,510.

NOTE 13--SUBSEQUENT EVENT

    On March 29, 1996, the Company amended and restated its Bank Credit Facility. The amended and restated senior credit facility (the "Facility") matures on March 29, 1999 and provides for borrowings of up to $40,000, secured by substantially all U.S. domestic assets. Borrowings under the Facility bear interest at a rate equal to the Alternate Base Rate ("ABR") plus 0.25% or Adjusted LIBOR plus 1.50%, at the option of the Company. The pricing is subject to change quarterly based upon certain debt and interest coverage ratios.

NOTE 14--GUARANTOR SUBSIDIARY

    On August 23, 1996, the Company entered into an Agreement and Plan of Merger among the Company; IVAC Medical Systems, Inc.; IMED Corporation ("IMED"), a subsidiary of Advanced Medical, Inc.; a wholly owned subsidary of IMED and the holders of Common Stock of Holdings named therein, pursuant to which IMED will acquire, directly or indirectly through a wholly owned subsidiary, 100% of

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--GUARANTOR SUBSIDIARY (CONTINUED) the capital stock of Holdings for approximately $400,000 less certain indebtedness. The proposed transaction received regulatory approval in October 1996 and is subject to certain other closing conditions, including the completion of the financing necessary to consummate the merger (the "Merger"). Following the consummation of the Merger, the operations of IMED and IVAC Medical Systems, Inc. will be transferred to Holdings and Holdings will become the successor obligor under the Senior Subordinated Notes due 2006 of IMED (the "IMED Notes") that will be issued in connection with the Merger. In addition, certain subsidiaries of Holdings will guarantee the IMED Notes. Accordingly, condensed combining financial information for Holdings and its guarantor and non-guarantor subsidiaries at December 31, 1995 and for the year ended December 31, 1995 is as follows:

                                                                  NON
            CONDENSED BALANCE SHEET                PARENT      GUARANTOR    GUARANTOR
               DECEMBER 31, 1995                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
-----------------------------------------------  -----------  -----------  -----------  ------------  ------------
Current assets.................................  $    71,181   $  45,683           --    $   (1,241)   $  115,623
Non-current assets.............................      120,431      20,368    $  16,027       (56,454)      100,372
                                                 -----------  -----------  -----------  ------------  ------------
                                                 $   191,612   $  66,051    $  16,027    $  (57,695)   $  215,995
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

Current liabilities............................  $    44,327   $  38,872    $   7,859    $  (17,285)   $   73,773
Long-term debt and other liabilities...........      161,052       1,685           --            --       162,737
                                                 -----------  -----------  -----------  ------------  ------------
                                                     205,379      40,557        7,859       (17,285)      236,510
Common stock and other shareholders' equity....      (13,767)     25,494        8,168       (40,410)      (20,515)
                                                 -----------  -----------  -----------  ------------  ------------
                                                 $   191,612   $  66,051    $  16,027    $  (57,695)   $  215,995
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                                                                  NON
       CONDENSED STATEMENT OF OPERATIONS            PARENT     GUARANTOR    GUARANTOR
      FOR THE YEAR ENDED DECEMBER 31, 1995         COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
------------------------------------------------  ----------  -----------  -----------  ------------  ------------
Net sales.......................................  $  203,767   $  78,442           --    $  (41,238)   $  240,971
Cost of sales...................................     144,089      55,350           --       (41,570)      157,869
                                                  ----------  -----------  -----------  ------------  ------------
                                                      59,678      23,092           --           332        83,102
Operating expenses..............................      73,114      40,674           --           994       114,782
Interest (income) expense, net..................      23,168       1,295           --            --        24,463
                                                  ----------  -----------  -----------  ------------  ------------
Income (loss) before income taxes and equity
  interest in subsidiary income.................     (36,604)    (18,877)          --          (662)      (56,143)
Equity interest in subsidiary income............          --          --    $     730          (730)           --
Provision for (benefit from) income taxes.......           4        (382)         256          (256)         (378)
                                                  ----------  -----------  -----------  ------------  ------------
Net income (loss)...............................  $  (36,608)  $ (18,495)   $     474    $   (1,136)   $  (55,765)
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                              IVAC HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--GUARANTOR SUBSIDIARY (CONTINUED)

                                                                  NON
       CONDENSED STATEMENT OF CASH FLOWS            PARENT     GUARANTOR    GUARANTOR
      FOR THE YEAR ENDED DECEMBER 31, 1995         COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
------------------------------------------------  ----------  -----------  -----------  ------------  ------------
Net cash (used) provided by operating
  activities....................................  $   31,580   $   7,625           --    $   (1,062)   $   38,143

Cash flows from investing activities:
  Acquisitons, net of cash and cash equivalents
    acquired....................................    (192,652)      1,859    $ (15,297)       15,297      (190,793)
  Intercompany advances to River Medical........     (12,389)         --           --        12,389            --
  Intercompany advances from Parent.............                  12,389       15,297       (27,686)           --
  Capital expenditures, net.....................      (7,678)     (6,342)          --           268       (13,752)
  Proceeds from sale of facility, net...........      25,258          --           --            --        25,258
                                                  ----------  -----------  -----------  ------------  ------------
Net cash (used) provided by investing
  activities....................................    (187,461)      7,906           --           268      (179,287)
                                                  ----------  -----------  -----------  ------------  ------------

Cash flows from financing activities:
  Capital contributions.........................      20,000          --           --            --        20,000
  Exercise of stock options.....................          70          --           --            --            70
  Borrowings under term loan and revolving
    credit arrangements.........................      68,500          --           --            --        68,500
  Proceeds from bridge notes....................      80,000          --           --            --        80,000
  Proceeds from senior notes....................     100,000          --           --            --       100,000
  Proceeds from junior subordinated notes.......      30,000          --           --            --        30,000
  Repayment of term loan and revolving debt.....     (49,000)         --           --            --       (49,000)
  Repayment of bridge notes.....................     (80,000)         --           --            --       (80,000)
  Debt issue costs..............................     (11,486)         --           --            --       (11,486)
  Capital lease payments........................          --        (479)          --            --          (479)
                                                  ----------  -----------  -----------  ------------  ------------
Net cash (used) provided by financing
  activities....................................     158,084        (479)          --            --       157,605
                                                  ----------  -----------  -----------  ------------  ------------
Effect of exchange rate changes on cash.........          --       1,053           --           794         1,847
                                                  ----------  -----------  -----------  ------------  ------------
Net increase in cash and cash equivalents.......       2,203      16,105           --            --        18,308
Cash and cash equivalents at the beginning of
  the period....................................          --          --           --            --            --
                                                  ----------  -----------  -----------  ------------  ------------
Cash and cash equivalents at the end of the
  period........................................  $    2,203   $  16,105           --            --    $   18,308
                                                  ----------  -----------  -----------  ------------  ------------
                                                  ----------  -----------  -----------  ------------  ------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of IVAC Corporation

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of shareholder's equity present fairly, in all material respects, the financial position of IVAC Corporation and its subsidiaries at December 31, 1994, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Diego, California
June 29, 1995

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IVAC Corporation

    We have audited the accompanying consolidated balance sheet of IVAC Corporation and subsidiaries and certain IVAC related entities as of December 31, 1993 and the related consolidated statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IVAC Corporation and subsidiaries and certain IVAC related entities at December 31, 1993 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          ERNST & YOUNG LLP

San Diego, California
February 28, 1994

                                IVAC CORPORATION

                           CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                                                                               AT DECEMBER 31,
                                                                                            ----------------------
                                                                                               1993        1994
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $    4,683  $    3,226
  Accounts receivable, net................................................................      45,516      43,324
  Receivable from Lilly...................................................................      43,963       1,581
  Current portion of contract receivables, net............................................       6,753       7,014
  Inventories.............................................................................      49,696      43,828
  Prepaid expenses and other current assets...............................................       7,874       3,333
                                                                                            ----------  ----------
      Total current assets................................................................     158,485     102,306
Long-term contract receivables, net.......................................................      15,965      18,164
Property, plant and equipment, net........................................................      54,087      50,095
Intangible assets, net....................................................................      20,372       3,579
                                                                                            ----------  ----------
                                                                                            $  248,909  $  174,144
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable........................................................................  $    9,330  $    7,950
  Accrued warranty........................................................................       6,502       7,339
  Accrued employee liabilities............................................................       7,354       4,715
  Current portion of long-term debt.......................................................          --       1,571
  Other current liabilities...............................................................      15,842       6,607
                                                                                            ----------  ----------
      Total current liabilities...........................................................      39,028      28,182
Long-term debt............................................................................      12,000      10,050
Other non-current liabilities.............................................................       5,370       5,931
Commitments and contingencies (Note 14)
Shareholder's equity:
  Common stock, no par value; 100 shares authorized, issued and outstanding...............         162          --
  Additional paid-in capital..............................................................      37,200      58,343
  Retained earnings.......................................................................     158,126      73,574
  Foreign currency translation adjustment.................................................      (2,977)     (1,936)
                                                                                            ----------  ----------
      Total shareholder's equity..........................................................     192,511     129,981
                                                                                            ----------  ----------
                                                                                            $  248,909  $  174,144
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                                IVAC CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1993        1994
                                                                                            ----------  ----------
Net Sales.................................................................................  $  214,244  $  223,227
Cost of sales.............................................................................     125,542     146,659
                                                                                            ----------  ----------
    Gross profit..........................................................................      88,702      76,568
Sales and marketing.......................................................................      40,190      45,055
General and administrative................................................................      16,032      21,586
Research and development..................................................................      18,742      18,504
Excess purchase price write-down..........................................................          --      13,143
Expense allocation from Lilly.............................................................       6,416       7,480
Restructuring and special items...........................................................       3,967          --
Other expense, net........................................................................         269       3,560
                                                                                            ----------  ----------
    Income (loss) from operations.........................................................       3,086     (32,760)
Interest income (expense):
  Contract interest income................................................................       2,724       2,927
  Interest income (expense), net..........................................................       1,316      (2,227)
                                                                                            ----------  ----------
    Income (loss) before income taxes.....................................................       7,126     (32,060)
Provision for income taxes................................................................       1,710       3,793
                                                                                            ----------  ----------
    Net income (loss).....................................................................  $    5,416  $  (35,853)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                                IVAC CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                              ---------------------
                                                                                                1993        1994
                                                                                              ---------  ----------
Cash flows from operating activities:
  Net income (loss).........................................................................  $   5,416  $  (35,853)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization...........................................................     10,249      15,119
    Excess purchase price write-down........................................................         --      13,143
    Lilly allocated expenses contributed as paid-in-capital.................................      4,300       7,480
    Loss on disposal of fixed assets........................................................        181       1,363
    Changes in assets and liabilities:
      Receivables...........................................................................     (1,828)        766
      Inventories...........................................................................     (2,548)      5,481
      Prepaid expenses and other assets.....................................................        112       3,864
      Accounts payable......................................................................      3,383      (1,744)
      Accrued warranty......................................................................        100       1,584
      Accrued employee liabilities..........................................................       (589)     (2,514)
      Other liabilities.....................................................................      2,398       2,523
      Payables to and receivables from Lilly, net...........................................    (13,059)     (4,710)
                                                                                              ---------  ----------
        Net cash provided by operating activities...........................................      8,115       6,502
Cash flows from investing activities:
  Capital expenditures, net.................................................................     (9,920)     (9,000)
  Acquisitions..............................................................................    (26,801)         --
                                                                                              ---------  ----------
        Net cash used by investing activities...............................................    (36,721)     (9,000)
                                                                                              ---------  ----------
Cash flows from financing activities:
  Acquisition funding borrowed from Lilly...................................................     26,469          --
  Line of credit advances...................................................................      3,748          --
                                                                                              ---------  ----------
        Net cash provided by financing activities...........................................     30,217          --
                                                                                              ---------  ----------
Effect of exchange rate changes on cash.....................................................     (2,328)      1,041
                                                                                              ---------  ----------
Net decrease in cash and cash equivalents...................................................       (717)     (1,457)
Cash and cash equivalents at the beginning of the year......................................      5,400       4,683
                                                                                              ---------  ----------
Cash and cash equivalents at the end of the year............................................  $   4,683  $    3,226
                                                                                              ---------  ----------
                                                                                              ---------  ----------
Supplemental disclosure of cash flow information:
  Cash paid for income taxes................................................................  $  10,000  $    1,854
Supplemental non-cash financing activities:
  Dividends paid through forgiveness of intercompany receivable from Lilly..................         --  $   48,699
  Net liabilities assumed by Lilly credited to paid-in-capital..............................         --  $   13,663
Supplemental non-cash investing activities:
  Acquisition financed through forgiveness of intercompany receivable from Lilly............  $   1,071          --

          See accompanying notes to consolidated financial statements.

                                IVAC CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                                                       FOREIGN      TOTAL
                                                        COMMON STOCK      ADDITIONAL                  CURRENCY      SHARE-
                                                    --------------------    PAID-IN    ACCUMULATED   TRANSLATION   HOLDERS'
                                                     SHARES     AMOUNT      CAPITAL      DEFICIT     ADJUSTMENT     EQUITY
                                                    ---------  ---------  -----------  ------------  -----------  ----------
Balance at December 31, 1992......................        100  $     162   $  32,900    $  152,710    $    (646)  $  185,126
  Transactions with Lilly:
    Lilly corporate expense allocation............         --         --       4,300            --           --        4,300
  Foreign currency translation adjustment.........         --         --          --            --       (2,331)      (2,331)
  Net income......................................         --         --          --         5,416           --        5,416
                                                    ---------  ---------  -----------  ------------  -----------  ----------
Balance at December 31, 1993......................        100        162      37,200       158,126       (2,977)     192,511
  Transactions with Lilly:
    Lilly corporate expense allocation............         --         --       7,480            --           --        7,480
    Assumption of net liabilities.................         --         --      13,663            --           --       13,663
    Non-cash dividend.............................         --         --          --       (48,699)          --      (48,699)
    Other.........................................         --       (162)         --            --           --         (162)
  Foreign currency translation adjustment.........         --         --          --            --        1,041        1,041
  Net income......................................         --         --          --       (35,853)          --      (35,853)
                                                    ---------  ---------  -----------  ------------  -----------  ----------
Balance at December 31, 1994......................        100  $      --   $  58,343    $   73,574    $  (1,936)  $  129,981
                                                    ---------  ---------  -----------  ------------  -----------  ----------
                                                    ---------  ---------  -----------  ------------  -----------  ----------

          See accompanying notes to consolidated financial statements.

                                IVAC CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    IVAC Corporation ("IVAC" or the "Company") designs, manufactures, distributes and services intravenous infusion therapy and vital signs measurement instruments and related disposables and accessories. Prior to and during fiscal 1994, the Company operated as a wholly owned subsidiary of Eli Lilly and Company ("Lilly"). As more fully discussed in Note 15, after the close of business on December 31, 1994, the outstanding capital stock of IVAC was acquired by IVAC Holdings, Inc. ("Holdings"). The accompanying consolidated financial statements do not reflect adjustments resulting from this subsequent purchase transaction.

    The consolidated financial statements include the accounts and results of operations of the Company, its wholly owned subsidiary MIS Scandinavia A.B., and affiliate activities conducted through subsidiaries or divisions of Lilly. Where activities were conducted through a subsidiary or division of Lilly or related to the joint venture in Spain, productive assets such as accounts receivable, inventory and equipment specifically related to IVAC operations are included in the accompanying consolidated balance sheets. With respect to the operations of Germany, there are certain assets and liabilities included in the accompanying consolidated balance sheets prior to 1994 which related to affiliated companies. Management believes the value of these net assets is not material. All significant intercompany accounts and transactions have been eliminated in consolidation. These statements reflect the financial position, results of operations, and cash flows of the Company as a component of Lilly and may not be indicative of the actual results of operations and financial position of the Company under new ownership.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments with maturities of 90 days or less at date purchased.

REVENUE RECOGNITION

    Revenue is recorded upon product shipment, net of an allowance for estimated returns, or service delivery. The Company also sells instruments via long-term financing arrangements to a number of hospitals under No Capital Agreements ("NCA's"). These agreements allow hospitals to acquire instruments with no initial payment. The sales price for the instruments is recovered via surcharges applied to minimum purchase commitments of related disposables. The term of the financing is generally three to five years, with interest at rates of 9% to 15%. The related contract receivables at December 31, 1994 and 1993 are presented net of unearned finance revenue of $6,468 and $5,315, respectively which reflects the remaining interest to be earned on unshipped disposable. Unearned finance revenue is calculated using the inherent rate of interest on each NCA, the expected disposable shipment period and the principal balance financed. Finance revenue is recognized as disposables are shipped using a reducing principal balance method which approximates the interest method. Contract provisions include liquidated damage clauses which are sufficient to recover the sales price of the instruments in the event of customer cancellation.

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Credit risk associated with this concentration is limited due to the large number and geographic dispersion of the accounts and the overall stability of the hospital industry. Management believes that adequate provision has been made for such credit risk.

INVENTORIES

    Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

EXCESS PURCHASE PRICE

    Excess purchase price arising from acquisitions is amortized over estimated useful lives, ranging from 5 to 7 years, using the straight-line method. At December 31, 1994 and 1993, excess purchase price is presented net of accumulated amortization of $1,186 and $1,562, respectively.

    At each balance sheet date, the Company evaluates the realizability of excess purchase price based upon management's best estimations of future discounted cash flows. If future discounted cash flows are less than the carrying amount of the excess purchase price, an adjustment is recorded to reduce the excess purchase price to its fair value. Based on its most recent analysis, the Company believes that no material impairment existed at December 31, 1994 (Notes 3 and 4).

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated on the basis of cost. Additions to property, plant and equipment, including significant betterments and renewals are capitalized. Maintenance and repair costs are charged to expense as incurred. Depreciation is computed using the straight-line method over estimated useful lives of 3 to 50 years. Depreciation expense amounted to $12,274 and $9,257 during fiscal 1994 and 1993, respectively.

INCOME TAXES

    The Company's operations have historically been included in consolidated income tax returns filed by Lilly. Income tax expense in the accompanying consolidated financial statements has been determined on a separate return basis, in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").

    Differences between income tax expense computed on a separate return basis and the amount actually charged to IVAC by Lilly has been reflected on the consolidated balance sheet as an adjustment to paid-in capital.

FOREIGN CURRENCY TRANSLATION

    The financial statements of the Company's foreign subsidiary and affiliates are translated into U.S. dollars using period-end exchange rates for assets and liabilities and weighted average exchange rates

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) during the period for revenues and expenses. Gains and losses from translation are excluded from results of operations and accumulated as a separate component of shareholder's equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 1994 and 1993, the carrying amount of the Company's financial instruments including cash and cash equivalents, trade receivables and payables, approximated their fair value due to their short term maturities. The fair value of the Company's long-term contract receivables are estimated by discounting future cash flows using discount rates that reflect the risk associated with similar types of loans. At December 31, 1994 and 1993, the estimated fair values of both the Company's long-term contract receivables and long-term debt approximate their carrying values.

EARNINGS PER SHARE

    The ownership change of IVAC Corporation that occurred after the close of business on December 31, 1994 (Note 15) has resulted in the historical earnings per share calculations becoming irrelevant for purposes of comparability with future periods. As such, historical earnings per share calculations have not been presented.

NOTE 3--ACQUISITIONS

    In September 1993, IVAC completed the acquisitions of certain of the assets of the MiniMed product line, a three-channel infusion pump system, from Siemens Infusion Systems, Ltd. ("SIS"). The acquisition was accounted for as a purchase. The purchase price was $38,206 and included guaranteed minimum royalties payable annually from 1996 through 1999. The purchase price was allocated to assets and liabilities as follows; inventory ($19,173); property and equipment ($2,675); other assets ($314); accounts payable ($154); accrued minimum royalty liability ($12,000) and accrued warranty ($1,802), with the remaining excess purchase price over net assets acquired of ($18,000). Under provisions of the acquisition agreement, the Company is required to pay royalties to SIS in 1995 based on 1994 product sales and will pay in 1996 through 1999 based on the greater of 8% of the prior year product sales or a guaranteed minimum of $3,000 per year. Excess purchase price and other intangibles associated with this acquisition are being amortized on a straight-line basis over 7 years (Note 4).

    The following unaudited pro forma summary reflects IVAC's consolidated results of operations as if the MiniMed product line had been acquired from SIS as of the beginning of 1993. This summary includes the impact of adjustments for related income tax effects and the amortization of intangibles associated with the acquisition.

                                                                                      1993
                                                                                   (UNAUDITED)
                                                                                   -----------
Sales............................................................................   $ 239,700
Net loss.........................................................................     (13,500)

    The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire year, nor are they intended to be a projection of future results.

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 4--EXCESS PURCHASE PRICE ADJUSTMENT

    Since the Company's acquisition of the MiniMed product line from SIS in September 1993, the Company discovered design and other defects of the product line and evaluated market conditions. Upon the discontinuance of production in the fourth quarter of 1994, the Company determined that sales and earnings of the product line acquired from SIS were significantly below that projected at the time of acquisition. Accordingly, the Company recorded a write-down of excess purchase price of $13,143 to reduce the carrying value of the excess purchase price to its estimated fair value.

    The methodology used to assess the recoverability of the excess purchase price recorded in connection with the acquisition was to discount future projected cash flows over the remaining estimated useful life of the product line. The projected cash flows represent management's best estimate of the Company's future results of operations related to this product line. The Company discounted the resulting projected cash flows using a discount rate of 12% which is considered a reasonable approximation of the Company's cost of capital at the time of impairment. Based on the estimated discounted cash flows, the Company determined that approximately $1,100 of the remaining unamortized excess purchase price would be recoverable.

NOTE 5--RESTRUCTURING AND SPECIAL ITEMS

    In 1993, Lilly took actions designed to enhance its competitiveness in the health care markets, to reduce expenses and improve efficiencies. As a result of these actions, IVAC recognized restructuring and special charges amounting to $4,000 in 1993, respectively. Restructuring costs include those amounts that arose as a direct result of management's commitment to revise strategic actions. Special charges represent unusual, nonrecurring expense items.

    The 1993 restructuring actions relate to decisions by the Company to reorganize certain of its operations outside the U.S. ($3,700) and to realign its U.S. field sales force ($300).

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 6--COMPOSITION OF CERTAIN CONSOLIDATED FINANCIAL STATEMENT CAPTIONS

                                                                            AT DECEMBER 31,
                                                                          --------------------
                                                                            1993       1994
                                                                          ---------  ---------
Accounts Receivable:
  Trade.................................................................  $  47,667  $  47,064
  Less allowance for doubtful accounts..................................     (2,151)    (3,740)
                                                                          ---------  ---------
                                                                          $  45,516  $  43,324
                                                                          ---------  ---------
                                                                          ---------  ---------
Inventories:
  Finished products.....................................................  $  19,863  $  18,974
  Work-in-process.......................................................     10,665      5,985
  Raw materials.........................................................     22,827     22,129
                                                                          ---------  ---------
                                                                             53,355     47,088
  Less reserve..........................................................     (3,659)    (3,260)
                                                                          ---------  ---------
                                                                          $  49,696  $  43,828
                                                                          ---------  ---------
                                                                          ---------  ---------
Property, plant and equipment:
  Land..................................................................  $   1,788  $   1,788
  Buildings.............................................................     38,970     42,421
  Equipment.............................................................     75,902     68,031
  Construction in process...............................................      7,210      5,112
                                                                          ---------  ---------
                                                                            123,870    117,352
  Less accumulated depreciation.........................................    (69,783)   (67,257)
                                                                          ---------  ---------
                                                                          $  54,087  $  50,095
                                                                          ---------  ---------
                                                                          ---------  ---------
Other current liabilities:
  Line of credit........................................................  $   3,700  $      --
  Restructuring charges.................................................      3,720         --
  Accrued contract termination costs....................................         --      1,500
  Deferred revenue......................................................      1,300      1,057
  Other miscellaneous accruals..........................................      7,122      4,050
                                                                          ---------  ---------
                                                                          $  15,842  $   6,607
                                                                          ---------  ---------
                                                                          ---------  ---------
Other non-current liabilities:
  Minority interest.....................................................  $   2,767  $   3,625
  Other.................................................................      2,603      2,306
                                                                          ---------  ---------
                                                                          $   5,370  $   5,931
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 7--DEBT

    In 1993, the Company obtained a line of credit with Hypo Bank in Germany to fund the working capital needs of Lilly's medical device companies located there. Borrowings under the line of credit, which

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 7--DEBT (CONTINUED)
amounted to $3,700 at December 31, 1993 and were guaranteed by Lilly, became due August 1994. The borrowings were repaid at maturity.

    In connection with the acquisition of the MiniMed product line, the Company is obligated to pay additional consideration to SIS of $1,571 based on 1994 product sales and the greater of $3,000 per year or 8% of the prior year's product sales in 1996 through 1999. In 1994, the minimum $12,000 liability was discounted at an imputed interest rate of 7% with a corresponding reduction in excess purchase price. The unamortized discount, which is amortized using the interest method over the term of the payments, is $1,950 at December 31, 1994.

NOTE 8--TRANSACTIONS WITH LILLY

    Operating expenses include certain services performed by Lilly or its affiliates and billed directly to IVAC and certain corporate expenses which have been allocated to the Company based on established allocation methods which in the opinion of management reflect IVAC's proportionate share of such expenses. Other transactions include intercompany purchases and sales, service fees and interest.

    A summary of significant actual expenditures charged by or (billed to) Lilly follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1993       1994
                                                                             ---------  ---------
Personnel and benefits.....................................................  $   8,193  $   8,321
Insurance..................................................................      1,455      1,265
Information systems........................................................     (2,808)    (2,589)
Interest...................................................................     (1,666)     1,088
Service charges from Physio-Control Corporation............................      1,275         --
Miscellaneous..............................................................       (540)    (3,099)
                                                                             ---------  ---------
                                                                             $   5,909  $   4,986
                                                                             ---------  ---------
                                                                             ---------  ---------

    A summary of corporate expense allocations follows:

Business planning...........................................  $   1,614  $   1,902
Corporate expenses..........................................      3,690      3,676
International expenses......................................      1,093      1,103
Other.......................................................         19        799
                                                              ---------  ---------
                                                              $   6,416  $   7,480
                                                              ---------  ---------
                                                              ---------  ---------

    Lilly did not require the intercompany payable resulting from corporate expense allocations to be paid. Accordingly, these amounts have been reflected as an increase to additional paid-in capital.

    In addition, other intercompany balances due to and from Lilly during 1994 were settled in contemplation of and pursuant to the sale of IVAC. In May 1994, IVAC forgave a net receivable due from Lilly in the amount of $48,699. This transaction has been reflected as a dividend to Lilly in the accompanying

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 8--TRANSACTIONS WITH LILLY (CONTINUED) financial statements. In December 1994, Lilly forgave a net intercompany receivable from IVAC amounting to $19,689. This transaction has been reflected as an increase to additional paid-in capital in the accompanying financial statements.

    In accordance with the terms of the sale of IVAC, Lilly also assumed responsibility for employee-related and certain other liabilities existing prior to December 31, 1994 and IVAC forgave certain additional intercompany balances due from Lilly. The net effect of this transaction was a reduction in additional paid-in capital of $6,026.

NOTE 9--LEASES

    Total rental expense amounted to approximately $2,368 and $2,403 for the years ended December 31, 1994 and 1993, respectively. Leases are generally for computer and office equipment. Future minimum rental commitments as of December 31, 1994 for noncancellable leases are not material.

NOTE 10--INCOME TAXES

    The Company accounts for income taxes on the liability method under SFAS
109. The following is the composition of income taxes:

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1993       1994
                                                                            ---------  ---------
Current:
  Federal.................................................................  $    (228) $  (1,208)
  Foreign.................................................................      1,830        748
  State...................................................................        245        495
                                                                            ---------  ---------
                                                                                1,847         35
Deferred:
  Federal.................................................................       (137)    (8,369)
  State...................................................................         --     (1,937)
                                                                            ---------  ---------
Total before valuation allowance..........................................      1,710    (10,271)
Valuation allowance.......................................................         --     14,064
                                                                            ---------  ---------
Total.....................................................................  $   1,710  $   3,793
                                                                            ---------  ---------
                                                                            ---------  ---------

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 10--INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                             AT DECEMBER 31,
                                                                          ---------------------
                                                                            1993        1994
                                                                          ---------  ----------
Deferred tax assets:
  Excess purchase price write-down......................................  $      --  $    5,187
  Restructuring and other related charges...............................      2,778          --
  Inventory.............................................................      3,082       2,484
  Product return/warranty reserves......................................         --       2,937
  State income tax......................................................        655       2,017
  Rebate reserve........................................................         --       1,649
  Allowance for doubtful accounts.......................................         --       1,311
  Other.................................................................      2,367       1,794
                                                                          ---------  ----------
Total deferred tax assets...............................................      8,882      17,379
                                                                          ---------  ----------
Deferred tax liabilities:
  Property and equipment................................................     (3,881)     (3,315)
  Prepaid employer benefits.............................................     (1,545)         --
                                                                          ---------  ----------
Total deferred tax liabilities..........................................     (5,426)     (3,315)
                                                                          ---------  ----------
Net deferred tax assets.................................................      3,456      14,064
                                                                          ---------  ----------
Valuation allowance.....................................................         --     (14,064)
                                                                          ---------  ----------
Net deferred taxes......................................................  $   3,456  $        0
                                                                          ---------  ----------
                                                                          ---------  ----------

    SFAS 109 specifies that deferred tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on uncertainty as to whether IVAC will generate adequate future income to recover its deferred tax assets at December 31, 1994, management recorded a valuation allowance against such net deferred tax assets.

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 10--INCOME TAXES (CONTINUED)
    Following is a reconciliation of the effective income tax rate:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1993       1994
                                                                         ---------  ---------
Tax benefit at statutory rate..........................................       35.0%     (34.0)%
Add (deduct):
  State taxes, net of federal tax benefit..............................        1.7       (1.7)
  Benefit from foreign sales corporation...............................       (8.5)       (.5)
  Research tax credit..................................................       (4.4)      (1.1)
  Effect of international operations...................................        (.5)       3.6
  Revisions of prior year estimates....................................         .6       (2.2)
  Lilly's assumption of net liabilities................................         --        3.9
                                                                         ---------  ---------
                                                                              23.9      (32.0)
  Valuation allowance..................................................         --       43.9
                                                                         ---------  ---------
                                                                              23.9%      11.9%
                                                                         ---------  ---------
                                                                         ---------  ---------

NOTE 11--BENEFITS

    Effective December 30, 1994, in connection with the subsequent sale of IVAC discussed in Note 15, the Company's U.S. noncontributory defined benefit retirement plan was terminated and the assets and liabilities of the IVAC Retirement Plan were merged into The Lilly Retirement Plan. All eligible participants in the IVAC Retirement Plan became participants in The Lilly Retirement Plan, and all benefits previously earned will be paid by The Lilly Retirement Plan.

    The Company's U.S. noncontributory defined benefit retirement plan covered substantially all United States employees. Benefits under the domestic plan were calculated by using one of several formulas. These formulas were based on a combination of the following: (1) years of service; (2) final average earnings;
(3) primary social security benefit; and (4) age.

    The Company's funding policy was consistent with local governmental and tax funding regulations. Generally, pension costs accrued were funded. Plan assets, which were maintained in a trust with Lilly and other Lilly affiliate plan assets, consisted primarily of equity and fixed income instruments.

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 11--BENEFITS (CONTINUED)
    Net pension expense for the Company's U.S. noncontributory defined benefit retirement plan included the following components:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1993       1994
                                                                          ---------  ---------
Service cost--benefits earned during the year...........................  $   1,290  $   1,743
Interest cost on projected benefit obligations..........................      1,172      1,394
Actual return on assets (gain)..........................................     (1,595)    (1,492)
Net amortization and deferral...........................................        973        466
                                                                          ---------  ---------
                                                                          $   1,840  $   2,111
                                                                          ---------  ---------
                                                                          ---------  ---------

    The funded status and amounts recognized in the consolidated balance sheets for the Company's U.S. defined benefit retirement plan at December 31 were as follows:

                                                                                       1993
                                                                                     ---------
Plan assets at fair value..........................................................  $  13,189
Actuarial present value of benefit obligations:
  Vested benefits..................................................................      7,993
  Nonvested benefits...............................................................      1,901
                                                                                     ---------
Accumulated benefit obligation.....................................................      9,894
  Effect of projected future salary increase.......................................      8,792
                                                                                     ---------
Projected benefit obligation.......................................................     18,686
                                                                                     ---------
Funded status......................................................................     (5,497)
Unrecognized net gain..............................................................        683
Unrecognized prior service cost....................................................      7,057
                                                                                     ---------
Prepaid pension cost...............................................................  $   2,243
                                                                                     ---------
                                                                                     ---------

    The assumptions used to develop net periodic pension expense and the actuarial present value of projected benefit obligations are shown below:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1993       1994
                                                                         ---------  ---------
Discount rate..........................................................        7.5%       7.5%
Rate of increase in future compensation levels.........................    4.5-8.0%   4.5-8.0%
Expected long-term return on assets....................................       11.0%      11.0%

    The reduction of the discount rate at December 31, 1993, increased the projected benefit obligation approximately $3,934.

    In addition to employees covered by the above U.S. noncontributory defined benefit retirement plan, the Company also had employees outside the U.S. who were covered by retirement plans maintained by

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 11--BENEFITS (CONTINUED)
Lilly or its affiliates. No allocation of expenses for the Company's employees participating in these plans has been included in the above information. However, expenses attributable to the Company's employees at these locations are included in the consolidated statements of operations.

    The Company was self-insured for medical and dental benefits. Medical and dental expense recorded in 1994 and 1993 was $6,884 and $4,216.

    Lilly has assumed responsibility for all employee benefit related liabilities as of December 31, 1994.

    The Company's employees are eligible to contribute to the Company's defined contribution savings plan, which may be matched by the Company. The Company's expense under the plan totaled $1,215 and $1,800 for the years ended December 31, 1994 and 1993.

NOTE 12--GEOGRAPHIC INFORMATION

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1993        1994
                                                                        ----------  ----------
Net sales to unaffiliated customers:
  United States.......................................................  $  151,728  $  153,383
  United Kingdom......................................................      14,308      17,332
  Germany.............................................................      14,001      14,960
  Spain...............................................................       8,715       9,146
  Other...............................................................      25,492      28,406
                                                                        ----------  ----------
                                                                        $  214,244  $  223,227
                                                                        ----------  ----------
                                                                        ----------  ----------
Income (loss) before income taxes:
  United States.......................................................  $    9,208  $  (35,218)
  United Kingdom......................................................       1,418       3,576
  Germany.............................................................      (1,103)        423
  Spain...............................................................       2,597         983
  Other...............................................................      (2,276)       (500)
  Eliminations and adjustments........................................      (2,718)     (1,324)
                                                                        ----------  ----------
                                                                        $    7,126  $  (32,060)
                                                                        ----------  ----------
                                                                        ----------  ----------

                                                                           AT DECEMBER 31,
                                                                        ----------------------
                                                                           1993        1994
                                                                        ----------  ----------
Total assets:
  United States.......................................................  $  203,186  $  140,706
  United Kingdom......................................................      16,266       9,345
  Germany.............................................................       7,940       3,827
  Spain...............................................................       7,526       7,766
  Other...............................................................      15,402      14,949
  Eliminations and adjustments........................................      (1,411)     (2,449)
                                                                        ----------  ----------
                                                                        $  248,909  $  174,144
                                                                        ----------  ----------
                                                                        ----------  ----------

                                IVAC CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 12--GEOGRAPHIC INFORMATION (CONTINUED)
    Transfers between geographic areas are made at prices calculated to reflect a profit attributable to manufacturing operations.

    Remittances to the United States are subject to various regulations of the respective governments as well as to fluctuations in exchange rates.

NOTE 13--LITIGATION

    Prior to and in connection with the sale of IVAC, Lilly assumed responsibility for the anticipated cost of resolution of certain legal claims existing at December 31, 1994. Consequently, the related accrual is not reflected within the accompanying financial statements. In addition, the Company is a party to various other legal actions which have occurred in the normal course of business. Management believes the Company has meritorious defenses and intends to defend vigorously against these allegations and claims. As the ultimate outcome of the matters is uncertain, no loss provisions have been recorded in the accompanying financial statements. In management's opinion, liabilities arising from these matters, if any, will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 14--COMMITMENTS AND CONTINGENCIES

    The Company is obligated to pay additional purchase consideration related to two previous acquisitions. As discussed in Note 7, the Company is obligated to pay additional consideration to SIS. In connection with another acquisition, the Company is contingently liable for up to approximately $3,050 for additional purchase consideration through 1996 based upon the acquired entity achieving certain sales and pre-tax performance in each year.

NOTE 15--SUBSEQUENT EVENTS

    After the close of business on December 31, 1994, Lilly sold the outstanding stock of lVAC to Holdings, which was formed through the contribution of the outstanding capital stock of River Medical, Inc. and cash from an investor group including DLJ Merchant Banking Partners, L.P. and related investors, and other investors. Through a series of subsequent transactions, River Medical, Inc. became a wholly owned subsidiary of IVAC.

                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  ADVANCED MEDICAL, INC.
                                       (Registrant)



Date:  December 10, 1996               By:  /s/ Joseph W. Kuhn
                                       Joseph W. Kuhn
                                       Executive Vice President

                                    EXHIBIT INDEX

         Exhibit 2 Agreement and Plan of Merger dated August 23, 1996 by and among IMED, IMED Merger Sub, Inc., IVAC Holdings, Inc., IVAC Medical Systems, Inc. and the Participating Stockholders (incorporated by reference to the Form 8-K of the Registrant filed with the Securities and Exchange Commission on August 27, 1996).

         Exhibit 10.1 Credit Agreement among the Registrant, IMED, Various Lending Institutions, Bankers Trust Company, as Administrative Agent and Syndication Agent, Banque Paribas, as Documentation Agent and Syndication Agent, and Donaldson, Lufkin & Jenrette Securities Corporation, as Syndication Agent, dated as of November 26, 1996.

         Exhibit 10.2 Indenture dated as of November 26, 1996 among IMED, IMED International Trading Corp. and the United States Trust Company of New York, as trustee.

         Exhibit 10.3   Agreement of Stock Purchase and Plan of
                        Recapitalization dated November 26, 1996, by and among the Registrant, Decisions Incorporated and Jeffry M. Picower.

         Exhibit 10.4 Employment Agreement dated as of August 23, 1996, by and among Registrant, IMED and William J. Mercer

         Exhibit 10.5 Employment Agreement dated as of August 23, 1996, by and among Registrant, IMED and Joseph W. Kuhn